SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No. ___)


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                      Scott's Liquid Gold-Inc
             (Name of Registrant as Specified in its Charter)

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                            SCOTT'S LIQUID GOLD-INC.
                               4880 Havana Street
                             Denver, Colorado 80239


                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                             To Be Held May 5, 1999





TO OUR SHAREHOLDERS:

      The Annual Meeting of Shareholders of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), will be held at 10:00 a.m., Mountain Time, on Wednesday, May 5, 1999 at the Company's offices, 4880 Havana Street, Denver, Colorado for the purpose of considering and acting upon the following:

     (1)  The election of seven directors;
     (2) Approval and ratification of the Scott's Liquid Gold-Inc. 1998 Stock Option Plan;
     (3) Such other matters as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 10, 1999 are entitled to notice of and to vote at the meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS



                               CAROLYN J. ANDERSON
                               Corporate Secretary


Denver, Colorado
March 26, 1999


THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            SCOTT'S LIQUID GOLD-INC.
                               4880 Havana Street
                             Denver, Colorado 80239



                                 PROXY STATEMENT



                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 5, 1999


      The enclosed Proxy is solicited by and on behalf of the Board of Directors of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m., Mountain Time, on Wednesday, May 5, 1999 at the Company's offices, 4880 Havana Street, Denver, Colorado, or any adjournment thereof. This Proxy Statement and the accompanying form of Proxy are first being mailed or given to the shareholders of the Company on or about March 26, 1999.

     Any shareholder signing and mailing the enclosed Proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      All voting rights are vested exclusively in the holders of the Company's $0.10 par value common stock. Each share of the Company's common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On March 10, 1999, the record date for shareholders entitled to vote at the meeting, the Company had 10,103,058 shares of its $0.10 par value common stock issued and outstanding.

      When a quorum is present, in the election of directors, those seven nominees having the highest number of votes cast in favor of their election will be elected to the Company's Board of Directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Approval and ratification of the 1998 Stock Option Plan requires that the votes cast in favor of the Plan exceed the votes cast in opposition. With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for the Stock Option Plan or these other matters, if any, so long as a quorum is present.

      The following persons are the only persons known to the Company who on March 10, 1999, owned beneficially more than 5% of the Company's common stock, its only class of outstanding voting securities:

      Name and Address of         Amount and Nature           Percent
        Beneficial Owner                 of                  of Class
                                     Beneficial
                                      Ownership

Jerome J. Goldstein                   2,525,174                24.8%
4880 Havana Street                       (1)(2)
Denver, Colorado  80239

Scott's Liquid Gold-Inc.              1,099,558                11.1%
Employee Stock                               (3)
Ownership Plan
4880 Havana Street
Denver, Colorado  80239

(1) Includes 2,454,674 shares held by the Goldstein Family Partnership, Ltd., a limited partnership of which the general partner is the Goldstein Family Corporation and whose limited partners include Jerome J. Goldstein, two of his children, his grandchildren, and certain relatives. Mr. Goldstein is the sole stockholder and director of the Goldstein Family Corporation and has the sole voting and disposition powers with respect to these shares.
    Also includes 70,500 shares underlying incentive stock options granted under the Company's 1998 Stock Option Plan which is subject to shareholder approval at the 1999 Annual Meeting.

(2) Does not include 119,427 shares held by the Company's Employee Stock Ownership Plan attributable to Mr. Goldstein's vested interest in the Plan as of December 31, 1998.

(3) The six person committee administering the Employee Stock Ownership Plan directs the voting of shares held under such Plan. Three of the Company's four executive officers are members of this six-person committee.


                    SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows as of March 10, 1999, the shares of the Company's common stock beneficially owned by each director and executive officer of the Company and the shares beneficially owned by all of the directors and executive officers as a group:

                 Name of                   Amount and Nature of          Percent
            Beneficial Owner               Beneficial Ownership         of Class
                                                   (1)
Jerome J. Goldstein                        2,525,174   (2)(6)        24.8%
Mark E. Goldstein                            484,382   (3)(4)(6)      4.8%
Carolyn J. Anderson                          288,460   (3)(6)         2.8%
Barry Shepard                                264,500   (3)(6)         2.6%
Dennis H. Field                              151,833   (5)            1.5%
James F. Keane                               105,833   (5)            1.0%
Michael J. Sheets                            128,333   (5)            1.3%
All Directors and executive officers       3,948,515   (6)           37.0%
as a Group (7 persons)

(1) Beneficial owners listed have sole voting and disposition power with respect to the shares shown unless otherwise indicated.

(2) Of these shares, 2,454,674 are held by the Goldstein Family Partnership, Ltd., as to which Mr. Jerome J. Goldstein has voting and disposition powers. See footnote 1 under the table in "Voting Securities and Principal Shareholders." Also includes 70,500 shares underlying stock options granted to Jerome J. Goldstein under the Company's 1998 Stock Option Plan which is subject to shareholder approval at the 1999 Annual Meeting.

(3) For each named executive, includes 70,500 shares underlying stock options granted under the Company's 1998 Stock Option Plan which is subject to shareholder approval at the 1999 Annual Meeting.

(4) Also includes 92,892 shares held by Mark Goldstein's wife and minor children.

(5) Includes for Mr. Sheets, 48,333 shares, for Mr. Field 148,333 shares and for Mr. Keane 103,333 shares underlying presently exercisable stock options granted by the Company's Board of Directors under the Company's 1993 Stock Option Plan for Outside Directors.

(6)  Does  not  include shares owned by the Company's Employee  Stock  Ownership
     Plan under which, at December 31, 1998, Jerome J. Goldstein had a vested interest in 119,427 shares, Mark E. Goldstein had a vested interest in 83,130 shares, Carolyn J. Anderson had a vested interest in 123,705 shares, and Barry Shepard had a vested interest in 74,776 shares.

      There has been no change in control of the Company since the beginning of the last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.


                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Nominees

      The Company's Board of Directors consists currently of seven directors. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the seven nominees for director named below. If, at the time of the Meeting, any of these nominees shall have become unavailable for any reason to serve as a director, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

 Name of Nominee and
       Position
    in the Company               Director            Principal Occupation for
                         Age       Since                  Last Five Years

Jerome J. Goldstein       76       1954     Chairman of the Board of the Company since
(Chairman of the                            August, 1990.  From 1954 to 1990,
Board)                                      President and Chairman of the Board of the
                                            Company.

Mark E. Goldstein         42       1983     President and Chief Executive Officer of
(President and Chief                        the Company since August, 1990.  From 1982
Executive Officer)                          to 1990, Vice President-Marketing of
                                            Company.  Employed by the Company since
                                            1978.

Carolyn J. Anderson       60       1974     Executive Vice President since 1974, Chief
(Executive Vice                             Operating Officer of the Company since
President, Chief                            1982 and Corporate Secretary since 1973.
Operating Officer and                       Employed by the Company since 1970.
Corporate Secretary)

Barry Shepard             68       1982     Treasurer and Chief Financial Officer of
(Treasurer and Chief                        the Company since 1981 when first employed
Financial Officer)                          by the Company.

Dennis H. Field           66       1991     Management Consultant since 1990.  From
                                            1984 to 1990, Executive Vice
                                            President/General Manager, Faberge USA,
                                            Inc. (mass market health and beauty aids).
James F. Keane            65       1993     Independent businessman since 1987.  Vice
                                            President of N. Keen & Co., retailer of
                                            home furnishings and accessories since
                                            1998.  Founder of and advisor to Repower
                                            Industries, Inc.(distributor of auto and
                                            Marine engines and parts) since January
                                            1997. From 1991 to 1997, President of
                                            Engine World, Inc. (a predecessor of
                                            Repower Industries, Inc.).  From 1990 to
                                            1992, Marketing Professor at Bentley
                                            College.  From 1974 to 1987, Vice
                                            President, S.C. Johnson & Son, Inc.
                                            (household and personal care products).

Michael J. Sheets         68       1990     Principal, Gerald Schoenfeld, Inc. (new
                                            product concepts) since August 1994.
                                            President, The French Culinary Institute,
                                            from February 1994 to August 1994.
                                            Consultant, October, 1990 to present.
                                            From 1975 to 1990, President of Airwick
                                            Industries, Inc. (household products).

     All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board of Directors are shown below under "Directors' Meetings and Committees".

      The Company's only executive officers are those who are described in the foregoing table. The officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of shareholders and serve at the pleasure of the Board of Directors.

      Mark E. Goldstein is the son of Jerome J. Goldstein. With this exception, there are no family relationships among the executive officers or directors, and there are no arrangements or understandings pursuant to which any of them was elected as an executive officer or director.

Directors' Meetings and Committees

      During the year ended December 31, 1998, the Company had four directors meetings, plus seven actions by unanimous written consent. The Company's Board of Directors has both a Compensation Committee and an Audit Committee.

       The primary responsibilities of the Compensation Committee include development of an executive compensation philosophy for the Company; origination of all executive compensation proposals; review of the appropriate mix of variable versus fixed compensation; and review of all transactions between the Company and any executive officer or director, whether or not involving compensa tion. The Committee consists of at least two or more outside directors of the Company and, in addition, the Chairman of the Board of the Company. Current members of the Compensation Committee are Dennis H. Field (Chairperson), James
F. Keane, Michael J. Sheets, and Jerome J. Goldstein (with Mr. Goldstein having no vote). Mr. Keane became a member of the Compensation Committee in February, 1998; the other three persons were members of the Compensation Committee throughout 1998. The Compensation Committee met two times during 1998.

      The Audit Committee has as its primary responsibilities the recommendation of an independent public accountant to audit the annual financial statements of the Company, the review of internal and external audit functions, the review of internal accounting controls, the review of annual financial statements, and a review at its discretion of compliance with corporate policies and codes of conduct. The Audit Committee is comprised of outside directors. The current members of the Audit Committee are Michael J. Sheets (Chairperson), James F. Keane, and Dennis H. Field. The Audit Committee met two times during 1998.

      Jerome J. Goldstein did not attend meetings of the Board of Directors and Compensation Committee held on the same day in February, 1998 due to an illness and also was not present at a meeting of the Board of Directors in August, 1998 due to the illness of his wife. As a result, Jerome J. Goldstein attended 50% of the total number of meetings of the Board of Directors and committees of which he was a member during 1998. (This calculation excludes actions taken by unanimous written consent of the Board of Directors.)

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee includes two persons who are or have previously been employed by the Company or its subsidiaries. Jerome J. Goldstein is Chairman of the Board of the Company and, prior to August 1990, was also the President and Chief Executive Officer of the Company. Mr. Goldstein is a non-voting member of the Committee. From 1978 to 1982. Dennis H. Field was President and Chief Operating Officer of Aquafilter Corporation, a wholly owned subsidiary of the Company which manufactured cigarette filters. After leaving Aquafilter Corporation, Mr. Field had virtually no contact with the Company from the date of his resignation to 1991 when he was asked to join the Company's Board. Prior to 1991, he was Executive Vice President/General Manager, U.S. Division, of Faberge. Mr. Field has a distinguished career with significant consumer product companies.

      Michael J. Sheets, a director and a member of the Compensation Committee, is a consultant to the Company, providing advice primarily in the areas of marketing and advertising. Mr. Sheets became a consultant at the time of joining the Company's Board of Directors in 1990. He is paid $1,667 per month for his services as a consultant. Mr. Sheets was, prior to October, 1990, President and Chief Executive Officer of Airwick Industries (Reckitt and Colman Household Products), a large competitor of the Company, and has a distinguished career in consumer products manufacturing, advertising and sales.

Executive Compensation

Summary Compensation Table

      The following Summary Compensation Table shows the annual and other compensation of the chief executive officer and all other executive officers of the Company for services in all capacities provided to the Company and its subsidiaries for the past three years.

                           SUMMARY COMPENSATION TABLE
                                                            Long Term
                               Annual                     Compensation
                            Compensation

    Name and                                     Other      Securities
    Principal                                    Annual     Underlying    All Other
    Position             Salary      Bonus    Compensation   Options     Compensation


                  Year      $         $(1)         $           (#)         ($)(2)

Mark E. Goldstein 1998   $350,000          -    $23,293       50,000       $2,850
President and     1997   $350,000   $140,373    $23,142         -          $2,289
Chief Executive   1996   $350,000    $32,373    $65,053         -          $5,356
Officer

Jerome J.         1998   $350,000           -   $115,222      50,000       $2,850
Goldstein         1997   $350,000    $140,373    $88,442         -         $2,289
Chairma1997       1996   $350,000     $32,373    $82,023         -         $5,356
Board

Carolyn J.        1998   $300,000           -   $77,296       50,000       $2,850
Anderson          1997   $300,000    $140,373   $29,504         -          $2,289
Executive Vice    1996   $300,000    $32,373    $27,656         -          $5,356
President,
Chief Operating
Officer, Corporate
Secretary

Barry Shepard     1998   $220,000          -    $45,585       50,000        $2,850
Treasurer and     1997   $220,000   $140,373   $106,062         -           $2,289
Assistant         1996   $220,000    $32,373    $44,143         -           $5,356
Secretary

Note: There were no restricted stock awards or long term incentive payouts during the last three fiscal years; nor were there any long term compensation awards, such as an award of stock options, during 1996 and 1997. With regard to 1998, see Option Grants in Last Fiscal Year.

(1) The Company has adopted a bonus plan for its executive officers for the 1999 year. The Plan provides that an amount will be distributed to the Company's executive officers equal to 10% of the annual before tax profit exceeding $1
million, excluding items that are infrequent, unusual, or extraordinary.   Such
amount, if any, for 1999 will be divided equally among the Company's four executive officers. In no event is a bonus paid unless pre-tax profits, excluding the above-mentioned items, exceed $1,000,000 for the fiscal year, nor is any bonus paid on the first $1,000,000 of pre-tax earnings, excluding the above mentioned items. The Company had substantially the same plan in 1998, 1997, and 1996.

(2) All Other Compensation for each of the executive officers consists of Company contributions under an Employee Stock Ownership Plan and Trust Agreement ("ESOP") which provides that the Company may contribute annually to the ESOP cash or common stock in an amount not to exceed 15% of all participants' total compensation. The Board of Directors determines whether any contributions will be made for the year. Benefits are allocated to all eligible employees according to a formula based on compensation, except that any income earned on assets of the Trust is allocated to ESOP participants based upon the value that each participant's account bears to the total value of Trust assets.

      There were no changes in the base salaries of the Company's four officers from January 1, 1995 through December 31, 1998.

      The dollar amount of Other Annual Compensation changes from year to year because of fluctuations in the costs of benefits and their timing. Other Annual Compensation in the table above for 1996 through 1998 is comprised of the following:

                                  Mark E. Goldstein                  Jerome J. Goldstein
                             1996      1997       1998           1996       1997       1998

Automobile purchase (1)  $20,050    $     -     $    -        $     -    $     -     $    -

Income taxes on
automobile purchases      19,302          -          -              -          -          -

Other automobile
expenses                   2,426        919      1,318            989        364      1,549

Memberships               10,433     12,311      6,233          8,443      9,321      5,214

Life insurance             2,446      2,446      2,446         35,150     34,835     33,887

Income taxes on life
insurance                  1,888      2,273      2,285         28,298     32,797     32,544

Medical plan (2)           6,072      2,831      2,494          5,801      8,759     35,028

Other                      2,436      2,362      2,321          3,342      2,366      2,321

Total other
compensation             $65,053    $23,142    $23,293        $82,023    $88,442   $115,222



                                Carolyn J. Anderson                    Barry Shepard
                            1996       1997       1998          1996        1997       1998

Automobile purchase (1)   $     -    $    -    $25,000      $      -     $25,000     $    -

Income taxes on
automobile purchases            -         -     24,068             -      24,068          -

Other automobile
expenses                    1,409     2,706        806         1,557       1,929      2,809

Memberships                 4,343     5,328      2,968         6,127       7,110      2,879

Life insurance              8,220     8,220      8,926        14,822      15,733     15,733

Income taxes on life        6,617     7,648      7,680        10,431      13,812     14,699
insurance

Medical plan (2)            5,170     3,239      3,091         8,770      16,045      4,368

Other                       1,897     2,363      2,321         2,436       2,365      2,321

Total other
compensation              $27,656   $29,504    $77,296       $44,143    $106,062    $45,585


(1) Every three years, the Company provides $25,000, plus an amount to pay resulting income taxes, to each executive officer for the purchase of an automobile.

(2)    In   addition  to  group  life,  health,  hospitalization   and   medical
  reimbursement plans which generally are available to all employees, the Company has adopted a plan which provides for additional medical coverage of not more than $50,000 per year to each of the Company's executive officers. The plan further provides that, for a period of five years following an executive officer's voluntary retirement, or involuntary retirement in the event of a change in control of the Company, the Company will, at no cost to the executive or his or her surviving dependents, cover the executive and/or such dependents under the Company Health Plan and shall also provide, at no cost to the executive, for the payment of this additional medical coverage of up to $50,000.

      The  Company  maintains  a Key Executive Disability  Plan,  which  is  not reflected in the table above. The purpose of this Plan is to provide the executive with his or her regular salary during periods of long-term disability in excess of 90 days to age 70, or to date of death, whichever first occurs; and to provide the Chairman of the Board with the same benefit for life. The benefits available under this Plan will cease upon termination of employment as an executive officer of the Company other than during a period of disability. The Plan is partially funded by disability insurance maintained by the Company under which the Company is the beneficiary.


Option Grants in Last Fiscal Year

     The following table concerns the grant of options during the year ended December 31, 1998 to executive officers of the Company:



                                                                        Potential Realizable Value Term
                                                                          at Assumed Annual Rates
                                                                         of Stock Price Appreciation
                       Individual Grants                                for Option Term

                           % of Total
               Number of    Options
               Securities   Granted to  Exercise or
               Underlyin   Employees   Base Price
    Name        Options        in       ($/Share)      Expiration              5%($)(1)  10%($)(1
                Granted      Fiscal                       Date
                (#) (2)       Year

Mark E.          50,000      10.2%        1.86        November 23,2003             $14,500   $44,000
Goldstein

Jerome J.        50,000      10.2%        1.86        November 23,2003             $14,500   $44,000
Goldstein

Carolyn J.       50,000      10.2%        1.69        November 23,2003             $23,000   $52,500
Anderson

Barry Shepard    50,000      10.2%        1.69        November 23,2003             $23,000   $52,500


(1) Assumes 5% and 10% growth per year based upon November 23, 1998 price of $1.69/share.

(2) The options shown in the table above were issued under the Company's 1998 Stock Option Plan which is subject to shareholder approval at the 1999 Annual Meeting of Shareholders. Under that Plan, no option may be exercised more than ten years after it is granted. If the option grant is for an incentive stock option, the exercise price must be at least 100% of the fair market value of the Company's stock on the date of grant. The exercise price for a nonqualified stock option must be no less than 85% of the fair market value of the Company's stock on the date of grant. If the grantee owns more than 10% of the Company's outstanding stock, then these limitations for an incentive stock option are five years from the date of grant and 110% of the fair market value. No incentive option may be granted to any person in any year to purchase shares having an aggregate fair market value greater than $100,000 at the date of the option grant. Payment for shares purchased upon the exercise of any option must be made in cash.

Outstanding Options

     No options were exercised by any of the Company's executive officers during
1998.   The following table summarizes information with respect to the value  of each officer's unexercised stock options at December 31, 1998.

                          Fiscal Year End Option Values

                       Number of    Securities                In-the-Money
                      Underlying    Unexercised          Value of Unexercised
                        Options at    Year End           Options at Year End (1)
    Name               Exercisable  Unexercisable     Exercisable     Unexercisable

Mark E.                  70,500         0                0              0
Goldstein

Jerome J.                70,500         0                0              0
Goldstein

Carolyn J.               70,500         0                0              0
Anderson

Barry                    70,500         0                0              0
Shepard

(1) The in-the-money value of unexercised options is equal to the excess of the per share market price of the Company's stock at December 31, 1998 over the per share exercise price multiplied by the number of unexercised options. However, the per share exercise price was lower than the market price of the Company's stock at year end.


                          COMPENSATION COMMITTEE REPORT

Background

     The Compensation Committee of the Board of Directors includes three outside directors. (The Compensation Committee included two outside directors in February, 1998 when action was taken on executive compensation for the 1998 year.) The responsibilities of the Compensation Committee include the origination of all executive compensation proposals.

     In making decisions regarding executive compensation, the Compensation Committee considers a number of factors. The Compensation Committee has also determined that an outside consultant on compensation matters should be used once every three years.

Organization Philosophy

     The Committee believes that the Company's organization and the specific responsibilities of the four executive officers are an essential part of analyzing compensation levels. The first important point concerning the management of the Company is that the four executives subscribe to a team concept of executive management, and operate in accordance with this concept. Although each of the executive officers has his or her specific areas of responsibility and each is able to and often does make independent decisions, the executive officers operate as a collaborative team, and very few significant decisions are made without input from the group as a whole.

     Second, each executive officer is responsible for a number of distinct areas and tasks. Each performs many tasks traditionally associated with "middle management" in other companies in addition to their respective duties of top level or executive management. As a result, the Company has very little "middle management" and operates as a fairly lean organization compared to many of its competitors.

     Jerome J. Goldstein is the founder of the Company and served as its President, Chief Executive Officer and Chairman of the Board until August 1990. In August 1990 he relinquished the titles of President and Chief Executive Officer to Mark E. Goldstein, his son. Mr. Goldstein's relinquishment of the positions of President and CEO was in no sense a retirement, nor a reduction in his contribution to the Company and its performance. Jerome Goldstein has continued to be an important driving force behind Company policy. Finally, the Company relies greatly on Mr. Goldstein's entrepreneurial skills and his talent with respect to product development, design, advertising and marketing. Since the Company's success is driven by the quality and marketability of its current products and the development of new products, these skills cannot be minimized when assessing Jerome Goldstein's contributions to the Company, both in 1998 and over time.

     Mark E. Goldstein has the basic responsibilities associated with being a CEO of a public company. He is also actively involved in the sales and marketing efforts of the Company. For example Mark Goldstein is the primary contact with the Company's largest account, Wal-Mart Stores, Inc., and he directs the Company's advertising and promotional efforts. He ultimately is responsible for the day-to-day operations of the Company, although he relies on the other three executive officers for their advice and counsel.

     Carolyn J. Anderson has been employed by the Company for twenty-nine years. She became Corporate Secretary in 1973; she was promoted to Executive Vice President in 1974; and Ms. Anderson was given the additional title and responsibilities of Chief Operating Officer in 1982. As Chief Operating Officer, Ms. Anderson has the most direct responsibility and decision-making authority with respect to the day-to-day operations of the Company's plant and facilities. Additionally, Ms. Anderson directs the Company's research and development activities. Ms. Anderson also plays a major role, in cooperation with Barry Shepard, with respect to the Company's "human resources" decisions. Further, Ms. Anderson is, together with Mr. Shepard, the primary contact for the Company's legal matters.

     Barry Shepard performs all of the traditional functions of Treasurer and Chief Financial Officer, including negotiations and maintenance of relationships with creditors and the trustee for the Company's bonds. He has been with the Company since 1981, and his role on the executive team has increased during his tenure with the Company. Mr. Shepard supervises all of the back office functions of the Company, including accounting, data processing, computer operations and personnel. In addition, he is an active participant in the Company's market research program.

Factors

     In determining its recommendations on executive compensation, the Committee considered the management organization as described above and the following factors, among others:

     (a)  Services performed and time devoted to the Company by the executive;

     (b)  Amounts paid to executives in comparable companies;

     (c)  The size and complexities of the business;

     (d)  Successes achieved by the executive;

     (e)  The executive's abilities;

     (f)  Increase in volume of business during the executive's tenure;

     (g)  Corporate earnings and profits;

     (h)  Comparison of salary to distributions to stockholders;

     (i)  Prevailing economic conditions;

     (j)  Compensation paid to other employees of the corporation; and

     (k)  The amount previously paid to the executive.

     Utilizing these factors, the Compensation Committee recommended that the base salaries of the Company's executive officers remain the same in 1998 as in 1997 and that the components of other compensation provided to the Company's executive officers also remain the same in 1998 as in 1997. These recommendations were adopted by the Company's Board of Directors.

     In making the recommendations, the Compensation Committee noted, among other things, that: The executive officers devote considerable time to the Company, often more than full-time; the Company's philosophy as to its employees in general is that good employees, who are paid well and stay with the Company, contribute significantly to the successes of the Company's businesses; with respect to base salaries, the base salaries of the Company's four executive officers prior to 1995 had not changed since October 30, 1988; the Chairman of the Board requested no increase in his base salary in 1995 and did not receive an increase; the executive officers' base salaries were increased in the aggregate by 13.5% for 1995; the bonus plan has been in effect for a number of years, with a result of decreasing compensation in 1996 because of the Company's performance; the Company's emphasis is on the bonus plan and performance and successes achieved by executives; the levels of the bonus plan and other components of compensation have been in effect for a number of years; the Company's officers had not received stock options since 1994 (in late 1998 stock options were granted to executive officers, other employees and directors); and the anticipated amounts paid for the base salary and bonus in 1998 were and are expected to be tax deductible, without being subject to a limitation on the deductibility of certain compensation in excess of $1 million under the Internal Revenue Code. In terms of successes achieved by the executives in 1997, the Compensation Committee noted, among others, the following: Alpha Hydrox sales in 1997 increased 38% with respect to the core products and 28% overall for Alpha Hydrox products; Alpha Hydrox sales ranked number one or very high by Nielsen for alpha hydroxy skin care products; the Company has opened international markets for its Alpha Hydrox products, although the sales were relatively low; there were additions to the Company's Alpha Hydrox products; the Company worked on an Hispanic product with alpha hydroxy acid; the Company maintained the core sales of its household product, Scott's Liquid Gold for wood; Touch of Scent had good distribution, although commercials for Touch of Scent did not result in sales increases and a price decrease for Touch of Scent was underway; Scott's Liquid Gold for wood was being added to Canada; the Aquafilter building in Florida was sold during 1997; claims against two insurance companies relating to the Rocky Mountain Arsenal were settled during 1997; commissions to brokers have been reduced from 5% to 3%, and one significant account has been moved inhouse; employee relations remained good; the financial management of the Company was significant in developing the Company's good financial condition, including continuing to satisfy covenants for the Company's bonds, setting aside funds to repay those bonds and repurchasing bonds at favorable prices; and the pre-tax operating income before unusual events (including matters relating to the Rocky Mountain Arsenal case) increased significantly in 1997 when compared to 1996. The Committee was also aware that the Company was to consider, and in fact did pay, a dividend of $0.10 per share of common stock in March, 1998 based on the Company's 1997 performance.

     In connection with recommending the compensation of executive officers for 1995, the Compensation Committee engaged the Hay Group for a review of competitiveness of the Company's executive compensation levels. In summary, the Hay Group found that, while some executive's total direct compensation levels are relatively high and others relatively low compared to competition, in total the compensation levels of the Company's executive officers are within competitive ranges. As a result of the Committee's decision to engage a consultant on compensation matters every three years, the Hay Group was asked in 1997 to assess the competitiveness of the executive compensation levels of the Company. Their report issued in July, 1997 concluded that overall the total direct compensation practices of the Company fall within a peer group competitive range, with competitiveness of the pay packages varying by executive. Base salaries were viewed as in line with competitive practices; annual incentive awards were below competition, with the size of the annual incentive being a direct result of Company performance; and long-term incentive awards, such as stock options, were below competitive practices.

     The Company's 1998 executive bonus plan provided for a bonus pool based on 10% of pre-tax profits (excluding items that are infrequent, unusual or extraordinary) for a year in excess of $1 million. The four key executive officers would have shared equally any bonus awarded under the plan. The Company had substantially the same plan in prior years. The Compensation Committee believes that this bonus plan is an important part of the incentives for the Company's executive officers and recognizes directly many of the factors considered important by the Compensation Committee as are stated above.

     The Company provides certain other benefits and perquisites to the executive officers. The Committee believes that the types of benefits offered to Company executives and the value of these benefits are similar to benefit packages provided by competitors. While a Hay Group report in 1992 found that the Company had a comprehensive executive benefits package, there are several other common benefit programs that the Company does not provide to its executives. A number of the benefits are provided by the Company not only to the executive officers but also to other Company employees. These benefits are appropriate for their positions, to compensate them consistent with market levels and to facilitate performance of their jobs in a more efficient and effective manner.

     In conclusion, the factors described above remain applicable for 1998, and the Compensation Committee believes that the levels of compensation for the Company's four executive officers have been fair and appropriate.


                             COMPENSATION COMMITTEE
                                 Dennis H. Field
                                 James F. Keane
                                Michael J. Sheets
                               Jerome J. Goldstein


Stock Performance Graph

     There follows a graph, constructed for the Company, comparing the cumulative total shareholder return of Scott's Liquid Gold-Inc. common stock to the NYSE Composite Index, and to a selected peer group.

             1993       1994       1995      1996      1997        1998

Scott's       100     141.22      70.34      36.7     77.98       36.02
Liquid Gold
Peer Group    100     112.47     151.76    204.23    300.09      361.8

NYSE          100      98.06     127.15    153.16    201.5       239.77

                          Fiscal year ended December 31

                   Assumes $100 invested on December 31, 1993
                         in the Company, the Peer Group,
                            The NYSE Composite Index
                  and assumes the reinvestment of any dividends

Note: The foregoing graph was prepared for the Company by Media General Financial Services of Richmond, Virginia. The peer group selected by the Company consists of companies which use the standard industrial classification of specialty cleaning and sanitation and which are publicly held, and other publicly held companies which are partially or entirely engaged in the cosmetics business. The Company believes that, within its industry classes, the assembly of a peer group is difficult because the Company competes with other companies which are significantly larger than Scott's Liquid Gold-Inc., including two major companies which are not publicly traded.

The  following companies comprise the peer group:  Avon Products,  Inc.,  Clorox
Co. (includes Armor All Products, acquired by Clorox Co. in 1997), NCH Corp., Nutramax Products, Inc., Ocean Bio-Chem, Inc. Procter & Gamble, and Stephan Co.

Compensation of Directors

      Four directors are full-time executive officers of the Company and receive no additional compensation for service as a director. Michael J. Sheets, Dennis
H. Field, and James F. Keane are non-employee directors. The Company pays $2,500 per month to each non-employee director for his services as director. Mr. Michael J. Sheets is also paid $1,667 per month as a consultant to the Company, primarily in the area of marketing and advertising.

     On January 15, 1993, the Company's Board of Directors adopted the Company's 1993 Stock Option Plan for Outside Directors (the "Plan"), which was approved by the Company's shareholders on May 5, 1993. The Plan provides for the granting of options to directors who are not employees of the Company. The purpose of the Plan is to further the growth and development of the Company by providing an incentive to outside directors of the Company, by increasing their involvement in the business and affairs of the Company, by helping the Company to attract and retain well qualified directors and/or by rewarding directors for their past dedication to the Company. The Plan became effective on January 15, 1993.

     A maximum of 400,000 shares of the Company's common stock are available for issuance upon the exercise of options granted under the Plan. The number of shares available under the Plan, the number of shares subject to outstanding options, and the exercise price per share of such options are subject to adjustment on account of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar circumstances. If any option under the Plan terminates or expires, the shares allocable to the unexercised portion of the option will again be available for purposes of the Plan.

     The Plan is administered by the Board of Directors or a committee appointed by and serving at the pleasure of the Board of Directors, consisting of no fewer than two directors. The Plan is currently administered by the Board of Directors. At March 10, 1999, options to purchase 399,999 shares of the Company's common stock had been granted under the Plan; and except for the exercise of options for 100,000 shares by Mr. Sheets, no options had been exercised at March 10, 1999. The outstanding options are held as follows by the non-employee directors:

                             Year End Option Values

                      Number of Securities                         In-the-Money
                     Underlying Unexercised                    Value of Unexercised
                         Options at Year End                   Options at Year End (1)
Name            Exercisable         Unexercisable        Exercisable       Unexercisable

Dennis H.         148,333                 0                $34,750               0
Field

James F.          103,333                 0                   0                  0
Keane

Michael J.         48,333                 0                   0                  0
Sheets

(1) The in the money value of unexercised options is equal to the excess of the per share market price of the Company's stock at December 31, 1998 over the per share exercise price multiplied by the number of unexercised options.

     In August and October, 1998, the Board of Directors of the Company extended the expiration date of the options held by James F. Keane for 5,000 shares from August 19, 1998 to August 19, 2001 and for 50,000 shares from October 13, 1998 to October 13, 2001. Also, as part of the repricing of options held by employees, officers and directors, the Board of Directors on November 24, 1998 granted options to three non-employee directors which replaced canceled options at higher prices. All but one of the canceled options were near their expiration date, and the one option with a longer term had been extended for Mr. Keane in August, 1998 as indicated above. The Board recognized that the higher price of the Company's common stock earlier was based upon anticipated growth of the Company and that the Company instead experienced decreases in sales in 1998. The Board of Directors wishes to have the employees and executive officers, as well as directors, motivated for the growth and success of the Company. The Board believes that motivation is an important factor for personnel and directors of the Company. It is also believed that options assist the Company in retaining employees and directors and that options provide a reward for service to the Company. The following table summarizes the repricing of these options:

                                                                            Length of
                       Number of       Market                                Original
                       Securities     Price of   Exercise                  Option Term
                       Underlying     Stock at   Price at        New      Remaining at
                        Options       Time of     Time of      Exercise       Date of
                        Repriced     Repricing   Repricing      Price       Repricing
   Name       Date        (#)            ($)        ($)          ($)

Dennis H.    11/24/98       45,000       $1.69       $4.87        $1.69       3 months
Field
James F.     11/24/98       45,000       $1.69       $4.87        $1.69       3 months
Keane
James F.     11/24/98       50,000       $1.69       $3.00        $1.69       2 years 11
Keane                                                                           months
Michael J.   11/24/98       45,000       $1.69       $4.87        $1.69       3 months
Sheets

                          TRANSACTIONS WITH MANAGEMENT

      The Company has indemnification agreements with each of its directors and executive officers. These agreements provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company. They also state certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.

     Until January, 1999, the Company, Neoteric Cosmetics, Inc. (a wholly-owned subsidiary), and the Company's Chairman, Jerome J. Goldstein, were defendants in a lawsuit in the federal District Court for the District of Colorado brought by Leslee Brooks (a daughter of Mr. Jerome J. Goldstein), her husband, Dr. Norman Brooks (a California dermatologist), and a related corporation. The lawsuit involved a claim for compensation by the Brooks relating to Alpha Hydrox products. On July 24, 1998, a jury unanimously found in favor of the Company, its subsidiary, and Jerome J. Goldstein. The jury found that there was no liability as to each claim of the plaintiffs. Subsequently, the plaintiffs in the Brooks case filed an appeal of the judgment to the United States Tenth Circuit Court of Appeals. On January 21, 1999, the Company entered into a settlement agreement with the plaintiffs in the Brooks case, under which the Company paid $225,000 to the plaintiffs. The settlement results in a dismissal of the appeal of that case and a release regarding the Company and the other defendants in the case. The Company continues to believe that the claims of the plaintiffs in the Brooks case were groundless. The settlement allowed the Company to avoid the cost, time, and any uncertainty involved in an appeal of the case. The Company and Jerome J. Goldstein engaged the same counsel for the defense of the Brooks case, and all legal fees and costs of the Brooks case, including the settlement amount, were paid by the Company, amounting to a total of approximately $970,000. In February, 1999, the Board of Directors approved and authorized the indemnification of Jerome Goldstein for attorneys' fees, costs and the settlement amount in the Brooks case to the extent they may be considered expenses or costs of Mr. Goldstein. Also in February, 1999, the Company settled its claim against the insurer under the Company's directors and officers liability insurance for reimbursement of $550,000 of the legal expenses and settlement amount paid by the Company with respect to the Brooks case.

                       APPROVAL OF 1998 STOCK OPTION PLAN

     On November 9, 1998, the Company's Board of Directors adopted the Company's 1998 Stock Option Plan (the "Plan"), subject to approval and ratification by the Company's shareholders. The Plan provides for the granting of options to employees and directors of the Company. (The word "Company" as used in the Plan
refers to Scott's Liquid Gold-Inc. and its Subsidiaries.)   Under the Plan, the
Board, in its sole discretion, may issue either Nonqualified Stock Options (those which do not qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 - the "Code") or Incentive Stock Options (those which qualify for favorable federal income tax treatment under the Code). With respect to non-employee directors of the Company, stock option awards are limited to Nonqualified Stock Options. The purpose of the Plan is to further the growth and development of the Company through affording the opportunity for stock ownership to selected employees. The effective date of the Plan is November 9, 1998.

     A copy of the Plan appears as Exhibit A to this Proxy Statement. The major features of the Plan are summarized below, but such summary is qualified in its entirety by the full text of the Plan.

Shares Available for Issuance

     A maximum of 350,000 shares of the Company's Common Stock is available for issuance upon the exercise of options granted under the Plan. The number of shares available under the Plan, the number of shares subject to outstanding options, and the exercise price per share of such options are subject to adjustment on account of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar occurrences effecting a change in the outstanding shares without the receipt of additional consideration by the Company. If any option under the Plan terminates or expires, the shares allocable to the unexercised portion of the option will again be available for purposes of the Plan.

Administration of the Plan

     The Plan is administered by the Company's Board of Directors or a committee appointed by and serving at the pleasure of the Board, consisting of no fewer than two directors. The Plan is currently administered by the Board of Directors. The Board or committee, whichever is appointed to administer the Plan, is called the "committee". Subject to the terms of the Plan, after considering the recommendation of any administering committee, the Board of Directors determines which Company employees and directors will receive options, the type of options to be awarded (whether Incentive Stock Options or Nonqualified Stock Options), the exercise price of the options, the number of shares to be subject to each option, and other terms of the options. The Board has full authority to interpret the Plan and to prescribe rules for its administration.

Eligibility

     Under the Plan, all full-time employees of the Company and non-employee members of the Company's Board of Directors are eligible to receive options. Non-employee directors are only eligible to receive Nonqualified Stock Options and can elect not to be eligible for grants of options during any period of time.

Option Exercise Price and Other Terms

     Options may be granted under the Plan through November 8, 2008.   The
option price per share for Incentive Stock Options granted under the Plan must be not less than 100% of the fair market value (as of the date of grant) of the shares subject to the option. The option price for Nonqualified Stock Options granted under the Plan must not be less than 85% of the fair market value (as of the date of grant) of the shares subject to the option. The fair market value is determined by reference to closing prices on the public market. The full price for shares must be paid in cash at the time the option is exercised. Each option must expire no later than ten years after the date it is granted. In the case of incentive stock options granted to employees who own more than 10% of the outstanding voting stock of the Company, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the incentive stock option cannot exceed five years.

     Upon termination of employment or a director's service for reasons other than death, disability or for cause, an optionee may at any time within three months after the date of termination, and prior to any expiration of the option, exercise the option. A period of one year is permitted for exercise by the optionee's heirs if the optionee's employment or service as a director is terminated due to death or disability. Options terminate immediately upon termination of employment for cause.

     Options may include vesting restrictions on the exercise based on the passage of time, the achievement of goals or the occurrence of events. Options granted under the Plan may be not be transferred other than by will or the laws of descent and distribution.

Amendment and Termination

     The Company's Board of Directors may at any time amend, suspend or terminate the Plan except that no action by the Board may impair outstanding options. No amendment to the Plan may be made without shareholder approval that would increase the total number of shares under the Plan (except for any adjustments as described above for stock dividends and other events), reduce the minimum exercise price of options or materially modify the eligibility requirements. Subject to the terms of the Plan, the Board may modify, extend or renew any outstanding option under the Plan, accept the surrender of outstanding options, and authorize the grant of substitute options.

Federal Income Tax Consequences

     The grant of an Incentive Stock Option under the Plan does not produce taxable income to the optionee or a tax deduction to the Company. Upon exercise of an Incentive Stock Option, the employee will not realize taxable income and the Company will not be entitled to a compensation deduction; however, the excess of the fair market value over the exercise price may be taxed to the employee under the alternative minimum tax provisions of the Code. The Code imposes a statutory holding period for Incentive Stock Options, which is the later of (1) one year after the shares were transferred to an employee upon exercise of an option or (2) two years after the date of grant. If an employee sells or otherwise disposes of shares acquired upon the exercise of an Incentive Stock Option prior to meeting the statutory holding period requirements, all or a portion of any gain will be taxed as ordinary income to the employee; in that case, the Company will be entitled to deduct an equal amount as a compensation expense. The amount of ordinary income is the lesser of (1) the difference between the fair market value at the date of exercise and the exercise price, or
(2) the gain on the sale (the amount realized less the exercise price). Otherwise, an optionee's disposition of shares acquired upon the exercise of an Incentive Stock Option (including a disposition after the expiration of the statutory holding period) will result in short-term or long-term capital gain or loss measured by the difference between the disposition price and the employee's tax basis in the shares (the tax basis is generally the exercise price plus the amount previously recognized as ordinary income).

     The grant of a Nonqualified Stock Option under the Plan does not produce taxable income to the optionee or a tax deduction to the Company. Upon exercise of a Nonqualified Stock Option, the excess of the fair market value of the shares acquired over the exercise price will be taxable to the optionee as ordinary income and will be deductible by the Company as a compensation expense.

Existing Grant of Options

     At March 10, 1999, 301,800 options had been granted under the Plan by the Company's Board of Directors to replace expired options and one set of options that would have expired in February, 1999, all of which were previously granted under other option plans. Of the 301,800 options granted, 200,000 were granted, on November 24, 1998, to the Company's four executive officers, 50,000 to each of Carolyn J. Anderson and Barry Shepard at a price of $1.69 per share and 50,000 to each of Jerome J. Goldstein and Mark E. Goldstein at a price of $1.86 per share; and 101,800 were granted on January 11, 1999, of which 82,000 were granted to the four executive officers, 20,500 to each of Ms. Anderson and Mr. Shepard at a price of $1.56 per share and 20,500 to each of Jerome J. Goldstein and Mark E. Goldstein at a price of $1.72 per share. One employee also received on January 11, 1999, an option for 19,800 shares at an exercise price of $1.56 per share.. The grant of these options did not increase the number of shares under option to each officer from the number outstanding last year at this time. The 1998 Plan is subject to shareholder approval and ratification of the Plan. The options granted under the 1998 Plan are not subject to any vesting requirements and expire 200,000 on November 23, 2003 and 101,800 on January 8, 2004. No option granted was granted at a price lower than the closing price for the Company's common stock on the New York Stock Exchange on the day before the grant.

     The Board of Directors recommends a vote "FOR" approval and ratification of the 1998 Plan. Proxies solicited by the Board of Directors will be voted "FOR" approval and ratification of the Scott's Liquid Gold-Inc. 1998 Stock Option Plan.

                               SECTION 16 REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company. To the Company's knowledge, there was full compliance with all Section 16(a) filing requirements applicable to those persons, except for filings by the Employee Stock Ownership Plan for purchases of common stock of the Company in March and August, 1998 with proceeds from a dividend paid by the Company in March, 1998. These purchases were for a total of 27,350 shares, were reported in a year-end filing but may have been required to be reported on forms for the months of March and August, 1998.

 .

                               COMPANY ACCOUNTANTS

      Arthur Andersen LLC were selected by the Board of Directors as the Company's independent auditors for the fiscal year ended December 31, 1998. The Company selected the same firm as the Company's independent auditors for the fiscal year ending December 31, 1999. A representative of Arthur Andersen LLC is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement if he so desires. Such representative also is expected to be available to respond to appropriate questions at that time.

                              SHAREHOLDER PROPOSALS
      Shareholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before November 26, 1999. Also, persons named in the proxy solicited by the Board of Directors of the Company for its year 2000 annual meeting of shareholders may exercise discretionary authority on any proposal presented by a shareholder of the Company at that meeting if the Company has not received notice of the proposal by February 11, 2000.

                     1998 ANNUAL REPORT ON FORM 10-K
      THE COMPANY'S FORM 10-K REPORT FOR 1998 CONSISTS PRIMARILY OF CROSS REFERENCES TO INFORMATION IN THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS AND THIS PROXY STATEMENT AND IS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR THE YEAR ENDED DECEMBER 31, 1998 IN THE FORM FILED WITH THE SEC SHOULD ADDRESS A WRITTEN REQUEST TO CAROLYN J. ANDERSON, CORPORATE SECRETARY, SCOTT'S LIQUID GOLD-INC., 4880 HAVANA STREET, DENVER, COLORADO 80239.

                         SOLICITATION OF PROXIES
      The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of pocket expenses incurred by them in so doing.

                                 OTHER BUSINESS
      As of the date of this Proxy Statement, Management was not aware that any business not described above would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

   The above Notice and Proxy Statement are sent by order of the Board of Directors.





CAROLYN J. ANDERSON

Corporate Secretary
Denver, Colorado
March 26, 1999

                                    EXHIBIT A
                            SCOTT'S LIQUID GOLD-INC.
                             1998 STOCK OPTION PLAN



                               SECTION 1:  PURPOSE

     The purpose of the Scott's Liquid Gold-Inc. 1998 Stock Option Plan (the "Plan") is to further the growth and development of Scott's Liquid Gold-Inc. (the "Company") by affording an opportunity for stock ownership to selected employees and Directors of the Company and its Subsidiaries who are responsible for the performance of various duties for the Company or its Subsidiaries and/or who are involved in endeavors significant to the success of the Company or its Subsidiaries.

                             SECTION 2:  DEFINITIONS

          Unless otherwise indicated, the following words when used herein shall have the following meanings:

     (a)  "Board of Directors" shall mean the Board of Directors of the Company.
     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
     (c) "Common Stock" shall mean the Company's common stock (par value $0.10 per share) and any share or shares of the Company's capital stock hereafter issued or issuable in substitution for such shares.
     (d)  "Director" shall mean a member of the Board of Directors.
     (e) "Incentive Stock Option" shall mean any option granted to an eligible employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Section 422 of the Code.
     (f) "Nonqualified Stock Option" shall mean any option granted to an eligible employee or Director under the Plan which is not an Incentive Stock Option.
     (g) "Option" shall mean and refer collectively to Incentive Stock Options and Nonqualified Stock Options.
     (h)  "Option Agreement" shall mean the agreement specified in Section 7.2.
     (i) "Optionee" shall mean any employee or Director who is granted an Option under the Plan. "Optionee" shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance.
     (j)  "Parent" shall mean a parent corporation of the Company as defined in
          Section 424(e) of the Code.
     (k) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.
     (l) "Termination for Cause" shall mean an involuntary severance of employment on account of: (1) refusal to obey written or verbal directions of a lawful and/or moral nature issued by a supervisor or corporate officer or by the Board of Directors; (2) fraud or dishonesty directed against the Company or any of its Subsidiaries;
          (3) breach of any material obligation of nondisclosure or confidentiality owed to the Company or any of its Subsidiaries, including any such breach pertaining to rules and regulations of the Securities and Exchange Commission; (4) commission of any criminal offense which constitutes a felony in the jurisdiction in which the offense is committed; or (5) violation of any Company rules or regulations, such as those pertaining to attendance, which constitutes grounds for dismissal.

                           SECTION 3:  EFFECTIVE DATE

     The effective date of the Plan is November 9, 1998; provided, however, that the adoption of the Plan by the Board of Directors is subject to approval and ratification by the shareholders of the Company within twelve months of the effective date. Options granted under the Plan prior to approval of the Plan by the shareholders of the Company shall be subject to approval of the Plan by the shareholders of the Company.

                           SECTION 4:  ADMINISTRATION

4.1 Administrative Committee. The Plan shall be administered by a Committee appointed by and serving at the pleasure of the Board of Directors, consisting of not fewer than two Directors (the "Committee"). The Committee may, but need not, be the existing Compensation Committee of the Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee, and vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.

4.2 Committee Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee.

4.3 Powers of Committee and Board of Directors. The Committee shall recommend to the Board of Directors specific Option grants and the terms and conditions of Options granted under the Plan. The Committee shall recommend to the Board of Directors rules and regulations for administration of the Plan. In recommending Option grants, the Committee shall take into consideration the contribution the Optionee has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Board of Directors, after considering recommendations by the Committee, shall have the full and exclusive right to grant and determine terms and conditions of all Options granted under the Plan and to prescribe, amend, and rescind rules and regulations for administration of the Plan. The actions of the Board of Directors with respect to the Plan shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

4.4 Interpretation of Plan. The determination of the Board of Directors as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

4.5 Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                      SECTION 5:  STOCK SUBJECT TO THE PLAN

5.1 Number. The aggregate number of shares of Common Stock which may be issued under Options granted pursuant to the Plan shall not exceed 350,000 shares. Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose.

5.2 Unused Stock. If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.

5.3 Adjustment for Change in Outstanding Shares. If there is any change, increase or decrease, in the outstanding shares of Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Board of Directors shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the number of shares of stock subject to each outstanding Option and the Option prices in order to prevent the dilution or enlargement of any Optionee's rights. In making such adjustments, fractional shares shall be rounded to the nearest whole share. The determinations of the Board of Directors in making adjustments shall be final and conclusive.

5.4 Reorganization or Sale of Assets. If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized (each of such events being referred to hereinafter as a "Reorganization Event"), the Board of Directors shall, as to outstanding Options, either: (1) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation, which will be issuable in respect of the Common Stock, provided that no additional benefits shall be conferred upon Optionees as a result of such substitution, and provided further that the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof; or (2) upon written notice to all Optionees, which notice shall be given not less than twenty days prior to the effective date of the Reorganization Event, provide that all unexercised Options must be exercised within a specified number of days (which shall not be less than ten) of the date of such notice or such Options will terminate. In response to a notice provided pursuant to clause (2) of the preceding sentence, an Optionee may make an irrevocable election to exercise the Optionee's Option contingent upon and effective as of the effective date of the Reorganization Event. The Board of Directors may, in its sole discretion, accelerate the exercise dates of outstanding Options in connection with any Reorganization Event.

                             SECTION 6:  ELIGIBILITY

     All full-time employees of the Company and its Subsidiaries shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options under the Plan. For purposes of this Section 6, a full-time employee shall be any employee of the Company or any of its Subsidiaries who is regularly scheduled to work at least forty hours per week. Directors who are not employees of the Company or its Subsidiaries shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan. Any Director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, shall not be eligible to receive any such grants during the period set forth in such election.


                          SECTION 7:  GRANT OF OPTIONS

7.1 Grant of Options. The Board of Directors may from time to time in its discretion determine which of the eligible employees and Directors of the Company or its Subsidiaries should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, and the dates on which such Options are to be granted. No employee may be granted Incentive Stock Options to the extent that the aggregate fair market value (determined as of the time each Option is granted) of the Common Stock with respect to which any such Incentive Stock Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Parent and Subsidiaries) would exceed $100,000.

7.2 Option Agreement. Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options), and shall state the number of shares of Common Stock, as designated by the Board of Directors, to which that Option pertains. More than one Option may be granted to an eligible person.

7.3 Option Price. The option price per share of Common Stock under each Option shall be determined by the Board of Directors and stated in the Option Agreement. The option price for Incentive Stock Options granted under the Plan shall not be less than 100% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option. The option price for Nonqualified Stock Options granted under the Plan shall not be less than 85% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option. Notwithstanding the foregoing, in no event shall the option price per share be less than the par value of the Common Stock.

7.4 Determination of Fair Market Value. If the Common Stock (which is currently listed on the New York Stock Exchange) is listed upon an established stock exchange, then the fair market value per share shall be deemed to be the quoted closing price of the Common Stock on such stock exchange on the day for which the determination is made, or if no sales of the Common Stock shall have been made on the stock exchange on that day, on the next preceding day on which there was such a sale. If the Common Stock is listed upon more than one established stock exchange, the fair market value per share shall be deemed to be the average of the quoted closing prices of the Common Stock on all such stock exchanges on the day for which the determination is made, determined for each such stock exchange in accordance with the preceding sentence. If the Common Stock is not listed upon any established stock exchange but is traded in the NASDAQ National Market System, the fair market value per share shall be deemed to be the closing price of the Common Stock in the National Market System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If the Common Stock is not listed upon any established stock exchange and is not traded in the National Market System, the fair market value per share shall be deemed to be the mean between the dealer "bid" and "ask" closing prices of the Common Stock on the NASDAQ System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading.
If none of these conditions apply, the fair market value per share shall be deemed to be an amount as determined in good faith by the Board of Directors by applying any reasonable valuation method.

7.5 Duration of Options. Each Option shall be of a duration as specified in the Option Agreement; provided, however, that the term of each Option shall be no more than ten years from the date on which the Option is granted and shall be subject to early termination as provided herein.

7.6 Additional Limitations on Grant. No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Section 424(d) of the Code) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, unless the option price of such Incentive Stock Option is at least 110% of the fair market value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

7.7 Other Terms and Conditions. The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Board of Directors shall deem appropriate, including, without limitation, provisions that relate the Optionee's ability to exercise an Option to the passage of time or the achievement of specific goals established by the Board of Directors or the occurrence of certain events specified by the Board of Directors.

                         SECTION 8:  EXERCISE OF OPTIONS

8.1 Manner of Exercise. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by: (1) payment in full to the Company of the purchase price of the shares to be purchased; plus (2) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option; and (3) a representation meeting the requirements of Section 11.2 if requested by the Company.

8.2 Payment of Purchase Price. Payment for shares and withholding taxes shall be in the form of either: (1) cash; or (2) a personal check to the order of the Company; or (3) in any combination thereof.

                 SECTION 9:  EFFECT OF TERMINATION OF EMPLOYMENT

9.1 Termination of Employment Other Than Upon Death or Disability and Other Than Termination for Cause. Upon termination of an Optionee's employment with the Company or a Subsidiary other than upon death or disability (within the meaning of Section 22(e)(3) of the Code) and other than a Termination for Cause, an Optionee may, at any time within three months after the date of termination but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of terminated Optionees not exercised within the period specified herein shall terminate.

9.2 Termination By Death of Optionee. If an Optionee shall die while in the employ of the Company or a Subsidiary or within a period of three months after the termination of employment with the Company or a Subsidiary under circumstances to which Section 9.1 applies, the personal representatives of the Optionee's estate or the person or persons who shall have acquired the Option from the Optionee by bequest or inheritance may exercise the Option at any time within the year after the date of death but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of death. Any Options not exercisable as of the date of death and any Options or portions of Options of deceased Optionees not exercised within the period specified herein shall terminate.

9.3 Termination By Disability of Optionee. Upon termination of an Optionee's employment with the Company or a Subsidiary by reason of the Optionee's disability (within the meaning of Section 22(e)(3) of the Code), the Optionee may exercise the Option at any time within one year after the date of termination but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled Optionees not exercised within the period specified herein shall terminate.

9.4 Termination of Directors. For purposes of this Section 9, a termination of employment shall be deemed to include the termination of a Director's service as a member of the Board of Directors.

9.5 Other Terminations. Upon termination of an Optionee's employment with the Company or a Subsidiary under circumstances other than those set forth in Sections 9.1, 9.2 or 9.3, including without limitation a Termination for Cause, Options granted to the Optionee shall terminate immediately.

9.6 Extension of Option Termination Date. No Option granted under this Plan may be extended by either the Committee or the Board of Directors.

                   SECTION 10:  NON-TRANSFERABILITY OF OPTION

     Options granted pursuant to the Plan are not transferable by the Optionee other than by Will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.


                         SECTION 11:  ISSUANCE OF SHARES

11.1 Transfer of Shares to Optionee. As soon as practicable after the Optionee has given the Company written notice of exercise of an Option and has otherwise met the requirements of Section 8.1, the Company shall issue or transfer to the Optionee the number of shares of Common Stock as to which the Option has been exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name. In no event shall the Company be required to transfer fractional shares to the Optionee, and in lieu thereof, the Company may pay an amount in cash equal to the fair market value (as determined in accordance with Section 7.4) of such fractional shares on the date of exercise. If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares to the Optionee until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.

11.2 Investment Representation. Upon demand by the Company, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Optionee is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

                             SECTION 12:  AMENDMENTS

     The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted. Unless the shareholders of the Company shall have given their approval, the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Section 5.3, and no amendment shall be made which reduces the price at which the Common Stock may be offered under the Plan below the minimum required by Section 7.3, except as provided in Section 5.3, or which materially modifies the requirements as to eligibility for participation in the Plan. Subject to the terms and conditions of the Plan, the Board of Directors may modify outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Optionee.


                            SECTION 13:  TERM OF PLAN

     This Plan shall terminate on November 8, 2008; provided, however, that the Board of Directors may at any time prior thereto suspend or terminate the Plan.


                       SECTION 14:  RIGHTS AS STOCKHOLDER

     An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.


                        SECTION 15:  NO EMPLOYMENT RIGHTS

     Nothing contained in this Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of such Optionee's employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.


                           SECTION 16:  GOVERNING LAW

     This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.